Exhibit 99.2

SUPPLEMENTAL DISCLOSURE
PACKAGE

September 30, 2026

Urban Edge Properties
12 East 49th Street, New York, NY 10017
NY Office: 212-956-0082
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
September 30, 2026
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Third Quarter 2026 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	13

Consolidated Financial Statements
Consolidated Balance Sheets	14
Consolidated Statements of Income	15
Consolidated Statements of Cash Flows	16

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	17
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	18
Funds from Operations	19
Market Capitalization, Debt Ratios and Liquidity	20
Additional Disclosures	21

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	22
Leasing Activity	23
Leases Executed but Not Yet Rent Commenced	24
Retail Portfolio Lease Expiration Schedules	25

Property Data
Property Status Report	27
Property Acquisitions and Dispositions	30
Development, Redevelopment and Anchor Repositioning Projects	31

Debt Schedules
Debt Summary	33
Mortgage Debt Summary	34
Debt Maturity Schedule	35

Urban Edge Properties		For additional information:
12 East 49th Street		Mark Langer, EVP and
New York, NY 10017		Chief Financial Officer
212-956-0082

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2026 Results
-- Raises Outlook for Full-Year 2026 FFO as Adjusted --

NEW YORK, NY, October 28, 2026 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended September 30, 2026 and updated its outlook for full-year 2026.
"Our third quarter results reflect the strength of our operating platform and the progress of our capital recycling strategy. Same-property NOI grew 4.5% and new lease cash spreads were 27%, demonstrating the embedded value in our portfolio. FFO as Adjusted of $0.38 per share grew 6% over the prior year," said Jeff Olson, Chairman and CEO. "We also continued to upgrade the portfolio, selling Briarcliff Commons for $60.5 million, acquiring The Shops at West Falls Church for $40.4 million, and, earlier this month, entering Florida with the $90.3 million acquisition of Regency Court in Boca Raton, a market that shares the dense, affluent demographics, high barriers to entry and limited new supply that exists in our D.C. to Boston portfolio. Given our year-to-date performance, we have raised the midpoint of our full-year FFO as Adjusted guidance by $0.01 per share."

Financial Results(1)(2)

(in thousands, except per share amounts)	3Q26	3Q25	YTD 2026	YTD 2025
Net income attributable to common shareholders	$51,440	$14,935	$92,007	$81,111
Net income per diluted share	0.41	0.12	0.73	0.64
Funds from Operations ("FFO")	50,435	51,951	159,487	141,188
FFO per diluted share	0.38	0.40	1.21	1.08
FFO as Adjusted	50,501	47,478	150,337	140,651
FFO as Adjusted per diluted share	0.38	0.36	1.14	1.08
Net income increased for the three months ended September 30, 2026 as compared to the prior year driven by a $36 million, or $0.27 per diluted share, gain on sale of real estate related to the disposition of Briarcliff Commons. FFO decreased for the three months ended September 30, 2026 as compared to the three months ended September 30, 2025 driven by lower non-cash revenues related to the write-off of below-market lease intangibles in the prior year period. FFO as Adjusted for the three months ended September 30, 2026 benefited from higher rental revenues for rent commencements on new leases and growth from accretive capital recycling. The increases in net income, FFO and FFO as Adjusted for the nine months ended September 30, 2026 were attributed to higher rental revenues, lease termination income and accretive capital recycling. Net income and FFO for the nine months ended September 30, 2026 also benefited from $8.4 million, or $0.06 per diluted share, of non-recurring reimbursements pertaining to previously incurred environmental remediation costs.

Same-Property Operating Results Compared to the Prior Year Period(1)(3)

	3Q26	YTD 2026
Same-property Net Operating Income ("NOI") growth	4.5%	3.5%
Same-property NOI growth, including properties in redevelopment	4.6%	3.6%
Increases in same-property NOI metrics for the three and nine months ended September 30, 2026 were primarily driven by rent commencements on new leases from our signed but not open pipeline.

Leasing and Occupancy Results(1)
•Consolidated portfolio leased occupancy was 96.4%, an increase of 10 basis points compared to September 30, 2025 and a decrease of 20 basis points compared to June 30, 2026.
•The Company reported same-property portfolio leased occupancy of 96.6%, flat compared to September 30, 2025 and an increase of 20 basis points compared to June 30, 2026.
•The Company executed 37 new leases, renewals and options totaling 463,000 sf during the quarter. New leases totaled 58,000 sf, of which 43,000 sf was on a same-space basis and generated an average cash spread of 26.9%. New leases, renewals and options totaled 448,000 sf on a same-space basis and generated an average cash spread of 13.2%.
•As of September 30, 2026, signed leases that have not yet rent commenced are expected to generate an additional $21.0 million of future annual gross rent, representing approximately 7% of current annualized NOI. Approximately $0.7 million of this amount is expected to be recognized in the fourth quarter of 2026.

Acquisition and Disposition Activity
The Company acquired The Shops at West Falls Church for a gross purchase price of $40.4 million on July 17, 2026. The 85,000 sf shopping center is located in Falls Church, VA and sits within a densely populated and affluent submarket of Washington, D.C., with average annual household income of approximately $200,000 within a three-mile radius. The center is anchored by a grocer and provides visible growth potential through lease-up, contractual annual rent increases, and mark-to-market opportunities on expiring leases.
On September 2, 2026, the Company completed the sale of Briarcliff Commons, located in Morris Plains, NJ, for a gross sales price of $60.5 million. The $30 million mortgage secured by the property was assumed by the buyer at closing. The transaction was structured as part of a reverse Section 1031 exchange with the acquisition of The Village at Bridgewater Commons and the purchase of a lessor position at Shoppers World, allowing for the deferral of capital gains resulting from the sale for income tax purposes.
On October 14, 2026, the Company acquired Regency Court, a premier 140,000 sf grocery-anchored shopping center in Boca Raton, Florida, for a gross purchase price of $90.3 million. The property is anchored by Publix and Walgreens, both with in place rents significantly below market with limited remaining lease terms, and features a strong mix of small shops serving one of the most affluent and highly sought-after trade areas in South Florida. The combination of below-market anchor rents and premier real estate creates significant near-term value creation potential. The acquisition represents a meaningful addition to the Company's portfolio, establishing a flagship presence in the highly desirable Boca Raton market and creating a strategic platform for continued growth and expansion throughout South Florida.

Financing Activity
On October 6, 2026, the Company executed an agreement to extend and modify its existing $69.7 million mortgage loan secured by The Outlets at Montehiedra to obtain $17 million of additional proceeds through an interest-only B-note and extend the maturity date from June 2030 to October 2033. The $17 million B-note bears interest at a fixed rate of 6.95% through maturity of October 2033, with a tax effective interest rate of 3.9%. The existing $69.7 million loan continues to bear interest at a fixed rate of 5.0% through June 2030, at which time the rate will reset to a fixed rate of the 3-year U.S. Treasury yield plus 250 bps for the remainder of the term. The loan is freely prepayable at any time.
During the quarter, the Company borrowed $40 million from its unsecured line of credit and repaid $20 million of the outstanding balance using proceeds from the sale of Briarcliff Commons. As of September 30, 2026, there was $75 million outstanding on the unsecured line of credit. On October 9, 2026, the Company borrowed an additional $63 million from its unsecured line of credit to finance the acquisition of Regency Court, increasing the outstanding balance to $138 million.

Development and Redevelopment
During the quarter, the Company commenced one redevelopment project with an estimated cost of $7.2 million and stabilized two projects aggregating $9.1 million with the rent commencement of Fidelity at Manalapan Commons and the relocation of Adidas at Bergen Town Center. The completed projects over the last 12 months total $39.6 million of investment with a blended yield of 23%.
As of September 30, 2026, the Company has $151.6 million of active development and redevelopment projects underway, with estimated remaining costs to complete of $56.6 million. The active development and redevelopment projects are expected to generate an approximate 12% yield.

Balance Sheet and Liquidity(1)(4)(5)(6)
Balance sheet highlights as of September 30, 2026 include:
•Total liquidity of approximately $940.7 million, consisting of $86.2 million of cash on hand and $854.5 million available under the Company's $950 million of unsecured credit facilities, net of undrawn letters of credit.
•Mortgages payable of $1.64 billion, with a weighted average term to maturity of 3.0 years, all of which are fixed rate or hedged.
•$75 million drawn on our $700 million unsecured line of credit that matures on June 28, 2030, with two six-month extension options.
•No borrowings on our $250 million of delayed-draw term loans.
•Total market capitalization of approximately $4.32 billion, comprised of 133.3 million fully-diluted common shares valued at $2.60 billion and $1.72 billion of debt.
•Net debt to total market capitalization of 38%.

2026 Outlook
Based on recent activity and results to date, the Company has raised its 2026 full-year guidance ranges for net income, FFO and FFO as Adjusted, estimating net income of $0.86 to $0.88 per diluted share, net income attributable to common shareholders of $0.82 to $0.84 per diluted share, FFO of $1.59 to $1.61 per diluted share, and FFO as Adjusted of $1.52 to $1.54 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, the assumptions used in our guidance, and a reconciliation bridging 2025 FFO per diluted share to the 2026 estimates can be found on pages 4 and 5 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on October 28, 2026 at 8:30 AM ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13762478. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting October 28, 2026 at 11:30 AM ET through November 11, 2026 at 11:59 PM ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13762478.

(1) Refer to "Non-GAAP Financial Measures" on page 6 and "Operating Metrics" on page 7 for definitions and additional details. Reported consolidated occupancy excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 96.4% at September 30, 2026.
(2) Refer to page 8 for a reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2026.
(3) Refer to page 9 for a reconciliation of net income to NOI and Same-Property NOI for the three and nine months ended September 30, 2026.
(4) Net debt as of September 30, 2026 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $86 million.
(5) Refer to page 20 for the calculation of market capitalization as of September 30, 2026.
(6) Availability under our unsecured credit facilities is net of letters of credit issued under the unsecured line of credit. The Company obtained seven letters of credit aggregating $20.5 million which have reduced the available balance commensurate with their face values but remain undrawn and no separate liability has been recorded.

2026 Earnings Guidance
The Company has raised its 2026 full-year guidance ranges for net income, FFO and FFO as Adjusted, estimating net income of $0.86 to $0.88 per diluted share, net income attributable to common shareholders of $0.82 to $0.84 per diluted share, FFO of $1.59 to $1.61 per diluted share, and FFO as Adjusted of $1.52 to $1.54 per diluted share. Below is a summary of the Company's 2026 outlook, assumptions used in its forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.57 - $0.61	$0.86 - $0.88
Net income attributable to common shareholders per diluted share	$0.55 - $0.58	$0.82 - $0.84
FFO per diluted share	$1.57 - $1.60	$1.59 - $1.61
FFO as Adjusted per diluted share	$1.50 - $1.54	$1.52 - $1.54

The Company's revised 2026 full-year outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 4.00% to 4.25%, reflecting an increase from our previous assumption of 3.25% to 3.75%.
•Recurring G&A expenses ranging from $35.5 million to $36.5 million, reflecting an increase in the low end from our previous assumption of $34.5 million to $36.5 million.
•Interest and debt expense ranging from $79.0 million to $80.0 million, reflecting an increase from our previous assumption of $78.0 million to $79.0 million.
•Acquisitions of $185 million and dispositions of $60.5 million, reflecting activity completed year-to-date.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, and other one-time items outside of the ordinary course of business.

	Guidance 2026E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$113,000	$115,800	$0.86	$0.88
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(5,800)	(5,900)	(0.04)	(0.04)
Consolidated subsidiaries	900	900	0.01	0.01
Net income attributable to common shareholders	108,100	110,800	0.82	0.84
Adjustments:
Rental property depreciation and amortization	130,800	130,800	0.99	0.99
Gain on sale of real estate	(36,000)	(36,000)	(0.27)	(0.27)
Limited partnership interests in operating partnership	5,800	5,900	0.04	0.04
FFO applicable to diluted common shareholders	208,700	211,500	1.59	1.61
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net	(7,800)	(7,800)	(0.06)	(0.06)
Loss on extinguishment of debt	200	200	—	—
Non-cash adjustments(2)	(1,400)	(1,400)	(0.01)	(0.01)
FFO as Adjusted applicable to diluted common shareholders	$199,700	$202,500	$1.52	$1.54
(1) Amounts may not foot due to rounding of individual line items.
(2) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies for the nine months ended September 30, 2026.

The following table is a reconciliation bridging 2025 FFO per diluted share to the Company's estimated 2026 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2025 FFO applicable to diluted common shareholders	$1.43	$1.43
2025 Items impacting FFO comparability(2)	0.01	0.01
2026 Items impacting FFO comparability(2)	0.07	0.07
Same-property NOI growth, including redevelopment	0.08	0.09
Acquisitions net of dispositions NOI growth	0.03	0.03
Interest and debt expense	(0.01)	(0.01)
Recurring general and administrative	(0.01)	(0.01)
Straight-line rent and non-cash items	(0.01)	(0.01)
Lease termination income, recurring income tax, and other	0.01	0.01
2026 FFO applicable to diluted common shareholders	$1.59	$1.61
(1) Amounts may not foot due to rounding of individual line items.
(2) Includes adjustments to FFO for fiscal year 2025 and expected adjustments for fiscal year 2026 which impact comparability. See "Reconciliation of net income to FFO and FFO as Adjusted" on page 8 for actual adjustments year-to-date and our fourth quarter 2025 Supplemental Disclosure Package for 2025 adjustments.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company's projections are based on management's current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2026 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 11 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the SEC for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other real estate investment trusts ("REITs") or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level and through the Company's captive insurance program, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 67 and 65 properties for the three and nine months ended September 30, 2026 and 2025, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, held for sale, or that are in the foreclosure process during the periods being compared, and results of our captive insurance program. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties and results of our captive insurance program during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and Same-Property NOI included in the tables accompanying this press release.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of September 30, 2026, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics used by the Company are useful to investors in facilitating an understanding of the operational performance for our properties.
Recovery ratios represent the percentage of operating expenses recuperated through tenant reimbursements. This metric is presented on a same-property and same-property including redevelopment basis and is calculated by dividing tenant expense reimbursements (adjusted to exclude any ancillary income) by the sum of real estate taxes and property operating expenses.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 67 and 65 properties for the three and nine months ended September 30, 2026 and 2025, respectively. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months, properties sold or held for sale, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area equal to or greater than 10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and that operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2026 and 2025. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of FFO and FFO as Adjusted.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Net income	$53,801	$15,541	$95,995	$84,716
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	235	230	715	721
Operating partnership	(2,596)	(836)	(4,703)	(4,326)
Net income attributable to common shareholders	51,440	14,935	92,007	81,111
Adjustments:
Rental property depreciation and amortization	32,405	36,413	98,783	105,446
Limited partnership interests in operating partnership	2,596	836	4,703	4,326
Gain on sale of real estate	(36,006)	(233)	(36,006)	(49,695)
FFO applicable to diluted common shareholders	50,435	51,951	159,487	141,188
FFO per diluted common share(1)	0.38	0.40	1.21	1.08
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net(2)	66	363	(7,849)	4,538
Non-cash adjustments(3)	—	(4,833)	(1,448)	(4,741)
Loss (gain) on extinguishment of debt	—	—	212	(323)
Tenant bankruptcy settlement income	—	(3)	(65)	(11)
FFO as Adjusted applicable to diluted common shareholders	$50,501	$47,478	$150,337	$140,651
FFO as Adjusted per diluted common share(1)	$0.38	$0.36	$1.14	$1.08

Weighted Average diluted common shares(1)	131,532	130,742	131,436	130,621
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and nine months ended September 30, 2025 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Includes $0.1 million of transaction costs for the three months ended September 30, 2026. Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, partially offset by $0.5 million of transaction costs and $0.1 million of severance expenses for the nine months ended September 30, 2026.
(3) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, terminations and bankruptcies, net of reinstatements for tenants moved back to accrual basis accounting.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and nine months ended September 30, 2026 and 2025. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of NOI and same-property NOI.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net income	$53,801	$15,541	$95,995	$84,716
Depreciation and amortization	32,906	36,831	100,254	106,628
Interest and debt expense	19,962	19,374	58,482	58,666
General and administrative expense	8,776	8,976	27,592	30,224
Loss (gain) on extinguishment of debt	—	—	212	(323)
Other expense (income)	394	(40)	(7,237)	882
Income tax expense	872	600	1,999	1,862
Gain on sale of real estate	(36,006)	(233)	(36,006)	(49,695)
Interest income	(549)	(824)	(1,541)	(2,098)
Non-cash revenue and expenses	(2,692)	(7,761)	(10,287)	(13,795)
NOI	77,464	72,464	229,463	217,067
Adjustments:
Sunrise Mall net operating loss	165	134	689	769
Tenant bankruptcy settlement income and lease termination income	—	(98)	(2,315)	(167)
Non-same property NOI and other(1)	(6,750)	(4,653)	(30,788)	(27,295)
Same-property NOI	$70,879	$67,847	$197,049	$190,374
NOI related to properties being redeveloped	3,736	3,507	20,180	19,317
Same-property NOI including properties in redevelopment	$74,615	$71,354	$217,229	$209,691
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, held for sale, or that are in the foreclosure process during the periods being compared, and results of the Company's captive insurance program.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and nine months ended September 30, 2026 and 2025. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net income	$53,801	$15,541	$95,995	$84,716
Depreciation and amortization	32,906	36,831	100,254	106,628
Interest and debt expense	19,962	19,374	58,482	58,666
Income tax expense	872	600	1,999	1,862
Gain on sale of real estate	(36,006)	(233)	(36,006)	(49,695)
EBITDAre	71,535	72,113	220,724	202,177
Adjustments for Adjusted EBITDAre:
Transaction, severance, litigation expenses and other, net(1)	66	363	(7,849)	4,538
Loss (gain) on extinguishment of debt	—	—	212	(323)
Non-cash adjustments(2)	—	(4,833)	(1,448)	(4,741)
Tenant bankruptcy settlement income	—	(3)	(65)	(11)
Adjusted EBITDAre	$71,601	$67,640	$211,574	$201,640
(1) Includes $0.1 million of transaction costs for the three months ended September 30, 2026. Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, partially offset by $0.5 million of transaction costs and $0.1 million of severance expenses for the nine months ended September 30, 2026.
(2) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, terminations and bankruptcies, net of reinstatements for tenants moved back to accrual basis accounting.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 75 properties totaling 16.1 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, and international trade disputes, including any related tariffs, which may lead to rising inflation, adverse impacts to supply chains, and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (collectively, our Corporate Responsibility or “CR”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting CR metrics and meeting CR goals and targets, and the impact of governmental regulation on our CR efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and the other documents filed by the Company with the Securities and Exchange Commission (the "SEC").
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this press release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of September 30, 2026

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.

Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 6 and 11 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and nine months ended September 30, 2026 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

Three Months Ended	Nine Months Ended
Summary Financial Results	September 30, 2026	September 30, 2026
Total revenue	$119,556	$374,961
General & administrative expenses (G&A)	$8,776	$27,592
Recurring G&A(1)	$8,710	$27,051
Net income attributable to common shareholders	$51,440	$92,007
Earnings per diluted share	$0.41	$0.73
Adjusted EBITDAre(2)	$71,601	$211,574
Funds from operations (FFO)	$50,435	$159,487
FFO per diluted common share	$0.38	$1.21
FFO as Adjusted	$50,501	$150,337
FFO as Adjusted per diluted common share	$0.38	$1.14
Total dividends paid per share	$0.21	$0.63
Stock closing price low-high range (NYSE)	$19.53 to $23.70	$18.60 to $23.92
Weighted average diluted shares used in EPS computations	131,532	131,436
Weighted average diluted common shares used in FFO computations	131,532	131,436

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	74 / 73
Gross leasable area (GLA) sf - retail portfolio(3)(4)	15,899,000
Weighted average annual rent psf - retail portfolio(3)(4)	$21.98
Consolidated portfolio leased occupancy at end of period(5)	96.4%
Consolidated retail portfolio leased occupancy at end of period(4)	96.4%
Same-property portfolio leased occupancy at end of period(6)	96.6%	96.5%
Same-property physical occupancy at end of period(6)(7)	94.9%	94.8%
Same-property NOI growth(6)	4.5%	3.5%
Same-property NOI growth, including redevelopment properties(6)	4.6%	3.6%
NOI margin(8)	66.6%	64.8%
Same-property expense recovery ratio(9)	83.6%	87.0%
Same-property, including redevelopment, expense recovery ratio(9)	84.4%	86.5%
New, renewal and option rent spread - cash basis(10)	13.2%	13.3%
New, renewal and option rent spread - GAAP basis(10)	17.0%	18.5%
Net debt to total market capitalization(11)	37.7%	37.7%
Net debt to Adjusted EBITDAre(11)	5.7	x	5.8	x
Adjusted EBITDAre to interest expense(2)	3.8	x	3.9	x
Adjusted EBITDAre to fixed charges(2)	3.1	x	3.2	x

(1) Recurring G&A excludes $0.1 million of transaction costs for the three months ended September 30, 2026 and $0.5 million of transaction costs and $0.1 million of severance expenses for the nine months ended September 30, 2026.
(2) See computation on page 18.
(3) GLA - retail portfolio excludes 6,000 square feet for Sunrise Mall and 58,000 square feet of self-storage.
(4) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes self-storage.
(5) Excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 96.4%.
(6) See "Non-GAAP Financial Measures" on page 6 for the definition of same-property and same-property including redevelopment.
(7) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(8) Excludes the impact of Sunrise Mall. Including Sunrise Mall, NOI margin for the three and nine months ended September 30, 2026 was 66.3% and 64.5%, respectively.
(9) Excluding the impact of outlet centers and malls, same-property recovery ratio for the three and nine months ended September 30, 2026 was 88.2% and 91.7%, respectively (88.9% and 91.8% including properties in redevelopment).
(10) See computation on page 23.
(11) See computation for the quarter ended September 30, 2026 on page 20.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2026 (unaudited) and December 31, 2025
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2026	2025
ASSETS
Real estate, at cost:
Land	$686,497	$669,078
Buildings and improvements	2,905,146	2,835,540
Construction in progress	388,936	327,413
Furniture, fixtures and equipment	14,508	13,059
Total	3,995,087	3,845,090
Accumulated depreciation and amortization	(989,591)	(935,548)
Real estate, net	3,005,496	2,909,542
Operating lease right-of-use assets	56,887	58,917
Cash and cash equivalents	62,644	48,881
Restricted cash	23,531	29,984
Tenant and other receivables	21,873	26,658
Receivables arising from the straight-lining of rents	63,013	63,842
Identified intangible assets, net of accumulated amortization of $74,553 and $70,514, respectively	83,583	87,591
Deferred leasing costs, net of accumulated amortization of $22,940 and $21,982, respectively	29,266	31,220
Prepaid expenses and other assets	76,959	55,236
Total assets	$3,423,252	$3,311,871

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,629,867	$1,606,774
Unsecured line of credit	75,000	—
Operating lease liabilities	54,509	56,329
Accounts payable, accrued expenses and other liabilities	90,644	97,397
Identified intangible liabilities, net of accumulated amortization of $60,593 and $59,668, respectively	161,995	174,899
Total liabilities	2,012,015	1,935,399
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 126,259,755 and 125,912,647 shares issued and outstanding, respectively	1,261	1,257
Additional paid-in capital	1,173,491	1,163,939
Accumulated other comprehensive income (loss)	6,830	(703)
Accumulated earnings	137,078	124,566
Noncontrolling interests:
Operating partnership	73,503	69,140
Consolidated subsidiaries	19,074	18,273
Total equity	1,411,237	1,376,472
Total liabilities and equity	$3,423,252	$3,311,871

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2026 and 2025 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUE
Rental revenue	$119,249	$119,196	$366,079	$351,200
Other income	307	930	8,882	1,175
Total revenue	119,556	120,126	374,961	352,375
EXPENSES
Depreciation and amortization	32,906	36,831	100,254	106,628
Real estate taxes	16,011	16,791	49,488	49,731
Property operating	20,612	19,401	68,867	62,334
General and administrative	8,776	8,976	27,592	30,224
Lease expense	3,171	3,320	9,619	9,981
Other expense	—	349	—	349
Total expenses	81,476	85,668	255,820	259,247
Gain on sale of real estate	36,006	233	36,006	49,695
Interest income	549	824	1,541	2,098
Interest and debt expense	(19,962)	(19,374)	(58,482)	(58,666)
(Loss) gain on extinguishment of debt	—	—	(212)	323
Income before income taxes	54,673	16,141	97,994	86,578
Income tax expense	(872)	(600)	(1,999)	(1,862)
Net income	53,801	15,541	95,995	84,716
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(2,596)	(836)	(4,703)	(4,326)
Consolidated subsidiaries	235	230	715	721
Net income attributable to common shareholders	$51,440	$14,935	$92,007	$81,111

Earnings per common share - Basic:	$0.41	$0.12	$0.73	$0.65
Earnings per common share - Diluted:	$0.41	$0.12	$0.73	$0.64
Weighted average shares outstanding - Basic	126,182	125,729	126,044	125,643
Weighted average shares outstanding - Diluted	131,532	125,803	131,436	125,869

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2026 and 2025 (unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$95,995	$84,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,341	106,915
Gain on sale of real estate	(36,006)	(49,695)
Loss (gain) on extinguishment of debt	212	(323)
Amortization of deferred financing costs and premiums/discounts on debt obligations	4,601	4,184
Amortization of above and below market leases, net	(9,920)	(12,467)
Amortization of lease incentives	283	294
Noncash lease expense	4,896	5,005
Straight-lining of rent	(863)	(1,870)
Share-based compensation expense	9,495	8,999
Rental revenue deemed uncollectible	3,199	2,027
Change in operating assets and liabilities:
Tenant and other receivables	1,586	(5,581)
Deferred leasing costs	(3,200)	(6,816)
Prepaid expenses and other assets	2,687	902
Lease liabilities	(4,686)	(4,765)
Accounts payable, accrued expenses and other liabilities	2,463	209
Net cash provided by operating activities	171,083	131,734
CASH FLOWS FROM INVESTING ACTIVITIES
Real estate development and capital improvements	(106,986)	(74,122)
Proceeds from sale of real estate	26,416	64,474
Acquisitions of real estate	(105,842)	(1,500)
Acquisitions of leasehold interest	(10,675)	—
Net cash used in investing activities	(197,087)	(11,148)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt repayments	(32,406)	(186,526)
Dividends to common shareholders	(79,418)	(71,641)
Distributions to redeemable noncontrolling interests	(5,237)	(4,122)
Taxes withheld for vested restricted shares	(281)	(273)
Contributions from noncontrolling interests	1,516	716
Borrowings from unsecured line of credit	95,000	75,000
Proceeds from mortgage loan borrowings	62,500	123,600
Debt issuance costs	(8,208)	(2,776)
Costs related to the issuance of common shares	(152)	(410)
Net cash provided by (used in) financing activities	33,314	(66,432)
Net increase in cash and cash equivalents and restricted cash	7,310	54,154
Cash and cash equivalents and restricted cash at beginning of period	78,865	90,640
Cash and cash equivalents and restricted cash at end of period	$86,175	$144,794
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, net of amounts capitalized of $11,634 and $9,160, respectively	$53,533	$54,441
Cash payments for income taxes	633	731

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and nine months ended September 30, 2026 and 2025
(in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2026	2025		2026	2025
Composition of NOI(1)
Property rentals	$85,378	$81,099		$254,997	$242,609
Tenant expense reimbursements	31,922	30,809		104,205	96,801
Rental revenue deemed uncollectible	(525)	(515)		(3,199)	(2,027)
Total property revenue	116,775	111,393	4.8%	356,003	337,383	5.5%
Real estate taxes	(16,408)	(17,251)		(50,809)	(51,136)
Property operating	(20,875)	(19,660)		(69,639)	(63,077)
Lease expense	(2,028)	(2,018)		(6,092)	(6,103)
Total property operating expenses	(39,311)	(38,929)	1.0%	(126,540)	(120,316)	5.2%
NOI(1)	$77,464	$72,464	6.9%	$229,463	$217,067	5.7%

NOI margin (NOI / Total property revenue)(2)	66.3%	65.1%		64.5%	64.3%

Same-property NOI(1)(3)
Property rentals	$78,715	$75,590		$218,898	$211,052
Tenant expense reimbursements	29,127	29,016		91,988	86,542
Rental revenue deemed uncollectible	(425)	(499)		(2,428)	(2,000)
Total property revenue	107,417	104,107		308,458	295,594
Real estate taxes	(15,016)	(15,985)		(45,417)	(45,205)
Property operating	(19,448)	(18,231)		(59,909)	(54,000)
Lease expense	(2,074)	(2,044)		(6,083)	(6,015)
Total property operating expenses	(36,538)	(36,260)		(111,409)	(105,220)
Same-property NOI(1)(3)	$70,879	$67,847	4.5%	$197,049	$190,374	3.5%

NOI related to properties being redeveloped(1)(3)	3,736	3,507		20,180	19,317
Same-property NOI including properties in redevelopment(1)(3)	$74,615	$71,354	4.6%	$217,229	$209,691	3.6%

Same-property physical occupancy	94.9%	94.8%		94.8%	94.6%
Same-property leased occupancy	96.6%	96.6%		96.5%	96.5%
Number of properties included in same-property analysis	67			65

(1) NOI excludes non-cash revenue and expenses and includes lease termination income which is adjusted out for the purposes of calculating same-property NOI. Refer to page 9 for a reconciliation of net income to NOI and same-property NOI.
(2) Includes the impact of Sunrise Mall. Excluding Sunrise Mall, NOI margin for the three and nine months ended September 30, 2026 was 66.6% and 64.8%, respectively.
(3) Excludes NOI related to properties acquired, disposed, held for sale, or that are in the foreclosure process in the comparative periods, Sunrise Mall, and results of the Company's captive insurance program.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and nine months ended September 30, 2026 and 2025
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Net income	$53,801		$15,541		$95,995		$84,716
Depreciation and amortization	32,906		36,831		100,254		106,628
Interest expense	18,623		18,110		54,461		55,062
Amortization of deferred financing costs	1,339		1,264		4,021		3,604
Income tax expense	872		600		1,999		1,862
Gain on sale of real estate	(36,006)		(233)		(36,006)		(49,695)
EBITDAre	71,535		72,113		220,724		202,177
Adjustments for Adjusted EBITDAre:
Transaction, severance, litigation expenses and other, net(1)	66		363		(7,849)		4,538
Loss (gain) on extinguishment of debt	—		—		212		(323)
Non-cash adjustments(2)	—		(4,833)		(1,448)		(4,741)
Tenant bankruptcy settlement income	—		(3)		(65)		(11)
Adjusted EBITDAre	$71,601		$67,640		$211,574		$201,640

Interest expense	$18,623		$18,110		$54,461		$55,062

Adjusted EBITDAre to interest expense	3.8	x	3.7	x	3.9	x	3.7	x

Fixed charges
Interest expense	$18,623		$18,110		$54,461		$55,062
Scheduled principal amortization	4,191		3,963		12,404		11,335
Total fixed charges	$22,814		$22,073		$66,865		$66,397

Adjusted EBITDAre to fixed charges	3.1	x	3.1	x	3.2	x	3.0	x

(1) Includes $0.1 million of transaction costs for the three months ended September 30, 2026. Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, partially offset by $0.5 million of transaction costs and $0.1 million of severance expenses for the nine months ended September 30, 2026.
(2) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, terminations and bankruptcies, net of reinstatements for tenants moved back to accrual basis accounting.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2026
(in thousands, except per share amounts)

	Three Months Ended September 30, 2026		Nine Months Ended September 30, 2026
	(in thousands)	(per share)(1)	(in thousands)	(per share)(1)
Net income	$53,801	$0.41	$95,995	$0.73
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	235	—	715	0.01
Operating partnership	(2,596)	(0.02)	(4,703)	(0.04)
Net income attributable to common shareholders	51,440	0.39	92,007	0.70
Adjustments:
Rental property depreciation and amortization	32,405	0.25	98,783	0.75
Limited partnership interests in operating partnership(2)	2,596	0.02	4,703	0.04
Gain on sale of real estate	(36,006)	(0.27)	(36,006)	(0.27)
FFO applicable to diluted common shareholders	50,435	0.38	159,487	1.21
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net(3)	66	—	(7,849)	(0.06)
Non-cash adjustments(4)	—	—	(1,448)	(0.01)
Loss on extinguishment of debt	—	—	212	—
Tenant bankruptcy settlement income	—	—	(65)	—
FFO as Adjusted applicable to diluted common shareholders	$50,501	$0.38	$150,337	$1.14

Weighted average diluted shares used to calculate EPS	131,532		131,436
Assumed conversion of OP and LTIP Units to common shares	—		—
Weighted average diluted common shares - FFO	131,532		131,436

(1) Amounts may not foot due to rounding.
(2) Represents earnings allocated to LTIP and OP unitholders for unissued common shares. LTIP and OP units are excluded for purposes of calculating earnings per diluted share when their effect is anti-dilutive.
(3) Includes $0.1 million of transaction costs for the three months ended September 30, 2026. Includes $8.4 million of non-recurring reimbursements related to environmental remediation costs, partially offset by $0.5 million of transaction costs and $0.1 million of severance expenses for the nine months ended September 30, 2026.
(4) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of September 30, 2026
(in thousands, except share amounts and market price)

	September 30, 2026
Closing market price of common shares	$19.53

Basic common shares	126,259,755
OP and LTIP units	7,037,824
Diluted common shares	133,297,579

Equity market capitalization	$2,603,302

Total consolidated debt(1)	$1,715,064
Cash and cash equivalents including restricted cash	(86,175)
Net debt	$1,628,889

Net Debt to annualized Adjusted EBITDAre(2)	5.7	x

Total consolidated debt(1)	$1,715,064
Equity market capitalization	2,603,302
Total market capitalization	$4,318,366

Net debt to total market capitalization at applicable market price	37.7%

Cash and cash equivalents including restricted cash	$86,175
Available under unsecured credit facilities(3)	854,486
Total liquidity	$940,661

(1) Total consolidated debt excludes unamortized debt issuance costs of $10.2 million.
(2) Net debt to Adjusted EBITDAre is calculated based on third quarter 2026 annualized Adjusted EBITDAre.
(3) Includes the Company's unsecured line of credit and delayed-draw term loans. Availability is net of letters of credit issued under the unsecured line of credit. The Company obtained seven letters of credit aggregating $20.5 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. As of September 30, 2026, the Company had $75 million of outstanding borrowings under the unsecured line of credit and no amounts drawn on either of the 5-year or 7-year delayed-draw term loans.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
For the three and nine months ended September 30, 2026
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Rental Revenue:	2026	2025	2026	2025
Property rentals	$88,139	$88,934	$265,431	$256,640
Tenant expense reimbursements	31,635	30,777	103,847	96,587
Rental revenue deemed uncollectible	(525)	(515)	(3,199)	(2,027)
Total rental revenue	$119,249	$119,196	$366,079	$351,200

	Three Months Ended September 30,		Nine Months Ended September 30,
Composition of Property Rentals:	2026	2025	2026	2025
Minimum rent	$84,577	$80,018	$250,521	$240,331
Non-cash revenues(1)	2,761	7,839	10,500	14,043
Percentage rent	801	982	2,160	2,110
Lease termination income(1)	—	95	2,250	156
Total property rentals	$88,139	$88,934	$265,431	$256,640

	Three Months Ended September 30,		Nine Months Ended September 30,
Certain Non-Cash Items:	2026	2025	2026	2025
Straight-line rents(2)	$255	$706	$863	$1,870
Amortization of below-market lease intangibles, net(2)	2,506	7,133	9,637	12,173
Lease expense GAAP adjustments(3)	(69)	(78)	(213)	(248)
Amortization of deferred financing costs(4)	(1,339)	(1,264)	(4,021)	(3,604)
Capitalized interest(4)	4,162	3,388	11,634	9,160
Share-based compensation expense(5)	(2,931)	(2,726)	(9,495)	(8,999)

	Three Months Ended September 30,		Nine Months Ended September 30,
Capital Expenditures:(6)	2026	2025	2026	2025
Redevelopment and repositioning	$8,532	$15,313	$41,905	$34,843
New development and outparcels	8,816	4,155	44,724	11,350
Maintenance capital expenditures	2,313	2,891	6,065	13,736
Leasing commissions	978	1,319	3,079	4,124
Tenant improvements and leasing landlord work	4,080	7,221	14,292	14,194
Total capital expenditures	$24,719	$30,899	$110,065	$78,247

(1) Amounts are excluded from the calculation of NOI and same-property NOI with the exception of lease termination income which is included in portfolio NOI and excluded from the calculation of same-property NOI. See page 9 for a reconciliation of net income to NOI and same-property NOI.
(2) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income.
(3) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(6) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of September 30, 2026

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The TJX Companies(2)	28	873,159	5.5%	$18,893,725	5.6%	$21.64	3.7
Burlington	12	568,926	3.6%	10,715,283	3.2%	18.83	4.5
Best Buy	9	412,305	2.6%	9,914,625	2.9%	24.05	4.7
Lowe's Companies	6	976,415	6.1%	9,421,256	2.8%	9.65	3.9
The Home Depot	5	538,742	3.4%	9,189,305	2.7%	17.06	11.3
Walmart	5	780,788	4.9%	9,098,422	2.7%	11.65	7.2
Kohl's	8	775,563	4.9%	8,260,192	2.4%	10.65	4.3
ShopRite	5	361,683	2.3%	6,826,508	2.0%	18.87	8.7
Petsmart	11	237,034	1.5%	6,636,961	2.0%	28.00	4.2
BJ's Wholesale Club	4	454,297	2.9%	6,340,989	1.9%	13.96	3.6
The Gap(3)	14	208,937	1.3%	6,125,836	1.8%	29.32	4.5
Amazon(4)	4	183,923	1.2%	6,059,412	1.8%	32.95	5.2
Dick's Sporting Goods(5)	9	246,596	1.6%	5,673,310	1.7%	23.01	6.0
Target Corporation	4	476,146	3.0%	5,565,190	1.6%	11.69	6.1
LA Fitness	6	271,496	1.7%	5,488,641	1.6%	20.22	4.2
Bob's Discount Furniture	6	226,221	1.4%	4,716,422	1.4%	20.85	6.1
Nordstrom	4	132,460	0.8%	4,327,307	1.3%	32.67	6.4
Ahold Delhaize (Stop & Shop)	3	212,216	1.3%	3,952,820	1.2%	18.63	4.1
AMC	1	85,000	0.5%	3,267,502	1.0%	38.44	3.3
Ulta	8	83,679	0.5%	3,070,549	0.9%	36.69	2.5
Petco	7	93,951	0.6%	2,753,168	0.8%	29.30	2.2
Five Below	10	93,578	0.6%	2,739,255	0.8%	29.27	3.5
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.8%	50.23	5.3
DSW	6	117,766	0.7%	2,630,519	0.8%	22.34	3.4
Anthropologie	1	31,450	0.2%	2,531,725	0.8%	80.50	2.0

Total/Weighted Average	177	8,496,081	53.4%	$156,898,922	46.5%	$18.47	5.1

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (16), T.J. Maxx (5), HomeGoods (3), HomeSense (3), and Sierra Trading Post (1).
(3) Includes Old Navy (10), Gap (3), and Banana Republic (1).
(4) Includes Whole Foods (2) and Amazon Fresh (2).
(5) Includes Dick's Sporting Goods (3), Golf Galaxy (2), Foot Locker (2), Public Lands (1), and Champs (1).

Note: Amounts shown in the table above include all retail properties, including those in redevelopment. Amounts are presented on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and nine months ended September 30, 2026

	Three Months Ended September 30, 2026		Nine Months Ended September 30, 2026		Year Ended December 31, 2025
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	11	11	37	37	58	58
Total square feet	57,690	57,690	262,081	262,081	360,691	360,691
Number of same space leases	6	6	24	24	40	40
Same space square feet	42,697	42,697	191,427	191,427	205,748	205,748
Prior rent per square foot	$21.92	$23.62	$17.27	$18.41	$23.39	$24.69
New rent per square foot	$33.27	$29.98	$26.57	$23.58	$35.88	$32.59
Same space weighted average lease term (years)	12.5	12.5	11.9	11.9	9.7	9.7
Same space TIs per square foot	N/A	$13.62	N/A	$23.15	N/A	$38.99
Rent spread	51.8%	26.9%	53.9%	28.1%	53.4%	32.0%

Renewals & Options
Number of leases executed	26	26	71	71	104	104
Total square feet	405,680	405,680	819,240	819,240	1,139,359	1,139,359
Number of same space leases	26	26	71	71	104	104
Same space square feet	405,680	405,680	819,240	819,240	1,139,359	1,139,359
Prior rent per square foot	$19.91	$19.92	$22.44	$22.45	$21.91	$21.91
New rent per square foot	$22.50	$22.21	$25.18	$24.81	$24.64	$24.27
Same space weighted average lease term (years)	8.0	8.0	6.4	6.4	5.4	5.4
Same space TIs per square foot	N/A	$—	N/A	$—	N/A	$0.26
Rent spread	13.0%	11.5%	12.2%	10.5%	12.5%	10.8%

Total New Leases and Renewals & Options
Number of leases executed	37	37	108	108	162	162
Total square feet	463,370	463,370	1,081,321	1,081,321	1,500,050	1,500,050
Number of same space leases	32	32	95	95	144	144
Same space square feet	448,377	448,377	1,010,667	1,010,667	1,345,107	1,345,107
Prior rent per square foot	$20.11	$20.28	$21.46	$21.68	$22.13	$22.34
New rent per square foot	$23.53	$22.95	$25.44	$24.57	$26.36	$25.55
Same space weighted average lease term (years)	8.4	8.4	7.4	7.4	6.0	6.0
Same space TIs per square foot	N/A	$1.30	N/A	$4.38	N/A	$6.19
Rent spread	17.0%	13.2%	18.5%	13.3%	19.1%	14.4%

(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of September 30, 2026

The Company has signed leases that have not yet rent commenced that are expected to generate an incremental $21.0 million of future annual gross rent, representing approximately 7% of annualized NOI as of September 30, 2026. Approximately $15.6 million of this amount pertains to leases included in Active Development, Redevelopment and Anchor Repositioning Projects on page 31. National and regional tenants represent approximately 90% of the leased but not yet rent commenced pipeline. We expect to recognize approximately $0.7 million of these future gross rents in the fourth quarter of 2026. The below table illustrates the incremental gross rent expected to be recognized in the next three years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
Gross Rent ($ in millions)
25
20
15
10
5
0
$12.6
4.0
8.6
$19.4
5.0
14.4
$21.0
5.4
15.6
2027
2028
2029
Year
Leases included in redevelopment
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the current full-year 2026 same-property pool, are as follows:

(in thousands)	2026(1)	2027	2028	2029
Same-property	$600	$7,000	$10,100	$11,600
(1) Remainder of 2026.

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since June 30, 2026:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of June 30, 2026	$22,000
Less: Leases commenced during the third quarter	(2,600)
Plus: Leases executed during the third quarter	1,600
Leases executed but not yet rent commenced as of September 30, 2026	$21,000

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of September 30, 2026

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	23,000	0.2%	$5.25	17	28,000	1.0%	$30.73	18	51,000	0.3%	$19.24
2026	1	32,000	0.2%	15.00	13	29,000	1.0%	60.98	14	61,000	0.4%	36.86
2027	17	670,000	5.1%	10.54	103	322,000	11.4%	37.46	120	992,000	6.2%	19.27
2028	28	952,000	7.3%	20.10	100	311,000	11.0%	44.31	128	1,263,000	7.9%	26.06
2029	61	2,440,000	18.7%	22.03	111	356,000	12.6%	45.04	172	2,796,000	17.6%	24.96
2030	43	2,172,000	16.6%	14.01	66	230,000	8.1%	46.87	109	2,402,000	15.1%	17.16
2031	31	1,506,000	11.5%	18.09	83	286,000	10.1%	40.69	114	1,792,000	11.3%	21.70
2032	23	810,000	6.2%	16.80	65	236,000	8.3%	35.77	88	1,046,000	6.6%	21.08
2033	23	751,000	5.7%	19.51	39	133,000	4.7%	40.90	62	884,000	5.6%	22.73
2034	21	830,000	6.4%	20.06	50	168,000	5.9%	40.33	71	998,000	6.3%	23.47
2035	20	758,000	5.8%	20.14	50	183,000	6.5%	39.66	70	941,000	5.9%	23.94
2036	11	337,000	2.6%	15.51	40	149,000	5.3%	39.79	51	486,000	3.1%	22.95
Thereafter	26	1,452,000	11.1%	18.03	43	166,000	5.8%	38.48	69	1,618,000	10.1%	20.12
Subtotal/Average	306	12,733,000	97.4%	$18.05	780	2,597,000	91.7%	$41.25	1,086	15,330,000	96.4%	$21.98
Vacant	12	335,000	2.6%	N/A	102	234,000	8.3%	N/A	114	569,000	3.6%	N/A
Total/Average	318	13,068,000	100.0%	N/A	882	2,831,000	100.0%	N/A	1,200	15,899,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of September 30, 2026

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	23,000	0.2%	$5.25	17	28,000	1.0%	$30.73	18	51,000	0.3%	$19.24
2026	1	32,000	0.2%	15.00	12	27,000	1.0%	63.33	13	59,000	0.4%	37.12
2027	5	64,000	0.5%	23.29	67	170,000	6.0%	42.10	72	234,000	1.5%	36.96
2028	5	229,000	1.8%	19.34	59	160,000	5.7%	46.05	64	389,000	2.4%	30.33
2029	15	376,000	2.9%	23.24	64	181,000	6.4%	47.05	79	557,000	3.5%	30.98
2030	12	381,000	2.9%	18.60	39	126,000	4.5%	45.06	51	507,000	3.2%	25.18
2031	8	263,000	2.0%	21.37	39	104,000	3.7%	45.67	47	367,000	2.3%	28.26
2032	6	219,000	1.7%	23.33	41	136,000	4.8%	38.21	47	355,000	2.2%	29.03
2033	14	317,000	2.4%	31.57	24	65,000	2.3%	58.35	38	382,000	2.4%	36.13
2034	20	623,000	4.8%	24.91	47	157,000	5.5%	44.47	67	780,000	4.9%	28.85
2035	12	196,000	1.5%	23.59	25	91,000	3.2%	47.59	37	287,000	1.8%	31.20
2036	7	127,000	1.0%	22.94	41	158,000	5.6%	43.15	48	285,000	1.8%	34.14
Thereafter	200	9,883,000	75.5%	23.82	305	1,194,000	42.0%	52.41	505	11,077,000	69.7%	26.90
Subtotal/Average	306	12,733,000	97.4%	$23.69	780	2,597,000	91.7%	$48.41	1,086	15,330,000	96.4%	$27.88
Vacant	12	335,000	2.6%	N/A	102	234,000	8.3%	N/A	114	569,000	3.6%	N/A
Total/Average	318	13,068,000	100.0%	N/A	882	2,831,000	100.0%	N/A	1,200	15,899,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2026
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	$74.02	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	100.0%	11.23	$15,335	Walmart, Bob's Discount Furniture
Maryland:
Goucher Commons	155,000	100.0%	26.74	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy, La-Z-Boy
Rockville Town Center	98,000	100.0%	13.82	—	Regal Entertainment Group
The Village at Waugh Chapel	382,000	97.1%	24.95	$56,318	Safeway, Marshalls, HomeGoods, T.J. Maxx, LA Fitness
Wheaton (leased through 2060)(3)	66,000	100.0%	20.07	—	Best Buy
Woodmore Towne Centre	714,000	98.0%	18.37	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Brighton Mills(5)	91,000	100.0%	26.85	—	Star Market, Petco
Cambridge (leased through 2033)(3)	48,000	100.0%	30.81	—	PetSmart, Central Rock Gym
Gateway Center	640,000	100.0%	9.95	—	Costco, Target, Home Depot, Total Wine, Boot Barn
Shoppers World	758,000	100.0%	24.88	$123,600	T.J. Maxx, Marshalls, HomeSense, Sierra Trading Post, Public Lands, Golf Galaxy, Nordstrom Rack, Hobby Lobby, AMC, Kohl's, Best Buy
The Shops at Riverwood	79,000	100.0%	27.56	$20,281	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.53	—	Planet Fitness, Marshalls, Burlington, Get Air
Missouri:
Manchester Plaza	131,000	100.0%	12.28	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	11.04	—	Fun City
New Jersey:
Bergen Town Center - East	209,000	100.0%	20.40	—	Lowe's, Best Buy
Bergen Town Center - West	1,011,000	98.1%	34.81	$285,167	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's, World Market
Brick Commons	281,000	100.0%	22.84	$50,000	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	16.52	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	98.3%	21.80	—	Food Bazaar
Garfield Commons	298,000	98.1%	16.19	$37,548	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	100.0%	20.80	$31,000	BJ's Wholesale Club, Aldi
Hackensack Commons	275,000	100.0%	27.43	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	90.3%	24.21	$57,987	The Home Depot, Dick's Sporting Goods, Marshalls
Heritage Square	87,000	100.0%	31.77	—	HomeSense, Sierra Trading Post, Ulta
Hudson Commons	236,000	96.1%	14.91	—	Lowe's, P.C. Richard & Son, Boot Barn
Hudson Mall	359,000	80.8%	21.28	—	Marshalls, Retro Fitness, Staples, Old Navy, Burlington, HomeGoods (lease not commenced)
Kearny Commons	123,000	100.0%	26.68	—	LA Fitness, Marshalls, Ulta

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2026
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Ledgewood Commons	447,000	93.4%	16.47	$50,000	Walmart, Ashley Furniture, Barnes & Noble, Burlington, DSW, Marshalls, Old Navy, Ulta, Restaurant Depot (lease not commenced)
Lodi Commons	43,000	100.0%	21.61	—	Dollar Tree, Advance Auto Parts
Manalapan Commons	200,000	100.0%	24.16	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring, Atlantic Health, Nordstrom Rack
Marlton Commons	224,000	100.0%	19.46	$34,730	ShopRite, Kohl's, PetSmart
Millburn Gateway Center	104,000	85.9%	34.05	$20,614	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	35.20	$7,091	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	414,000	67.3%	16.59	—	Aldi, Total Wine, Raymour & Flanigan, Guitar Center
Plaza at Woodbridge	295,000	97.3%	22.82	$62,500	Trader Joe's, Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym, Ross Dress for Less
Rockaway River Commons	189,000	98.6%	16.07	$25,204	ShopRite, T.J. Maxx
Rutherford Commons (leased through 2099)(3)	196,000	100.0%	14.15	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	23.13	—	Staples, Party City
The Village at Bridgewater Commons(5)	92,000	95.5%	38.73	—	Summit Health, Chipotle, Cava, Starbucks, Shake Shack
Tonnelle Commons	411,000	100.0%	23.68	$91,893	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	272,000	100.0%	22.58	$50,800	The Home Depot, Staples, Tesla, Lidl, Boot Barn
Town Brook Commons	232,000	99.1%	15.16	$28,468	Stop & Shop, Kohl's, Iron Revolution Gym (lease not commenced)
West Branch Commons	279,000	100.0%	17.79	—	Lowe's, Burlington
West End Commons	241,000	100.0%	12.11	—	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	84.0%	15.43	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	311,000	98.1%	11.35	—	BJ's Wholesale Club, Burlington, LA Fitness, Ross Dress for Less, Bob's Discount Furniture
Bruckner Commons(5)	329,000	99.4%	40.83	—	ShopRite, Burlington, BJ's Wholesale Club (lease not commenced), two national off-price retailers (leases not commenced)
Burnside Commons	101,000	91.6%	18.96	—	Bingo Wholesale
Cross Bay Commons	44,000	100.0%	44.15	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	92.6%	27.04	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Gun Hill Commons	81,000	100.0%	40.82	—	Aldi, Planet Fitness
Henrietta Commons (leased through 2056)(3)	165,000	97.9%	5.21	—	Kohl's
Huntington Commons	208,000	100.0%	23.14	$43,326	ShopRite, Marshalls, Old Navy, Petco, Burlington
Kingswood Crossing	108,000	100.0%	48.25	—	Target, Marshalls, Maimonides Medical, Visiting Nurse Services, Emblem Health
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	24.54	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	18.26	$9,027	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	23.41	—	Stop & Shop
Shops at Bruckner(5)	113,000	100.0%	41.26	$36,452	Aldi, Marshalls, Five Below, Old Navy
Yonkers Gateway Center	447,000	93.2%	21.04	$50,000	Burlington, Marshalls, HomeSense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema, Trader Joe's (lease not commenced)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2026
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Pennsylvania:
Broomall Commons(5)	170,000	75.2%	17.47	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital
Lincoln Plaza	228,000	100.0%	5.73	—	Lowe's, Community Aid, Mattress Firm
Marten Commons	185,000	97.8%	16.18	—	Kohl's, Ross Dress for Less, Staples, Petco
Wilkes-Barre Commons	184,000	83.4%	14.63	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.61	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	16.43	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	8.56	—	BJ's Wholesale Club
Shops at West Falls Church(5)	85,000	94.0%	28.56	—	Safeway
Puerto Rico:
Shops at Caguas	356,000	96.6%	34.21	$78,784	Sector Sixty6, Old Navy, Foot Locker
The Outlets at Montehiedra	538,000	96.9%	25.57	$69,739	Ralph's Food Warehouse, The Home Depot, Marshalls, Caribbean Cinemas, Old Navy, T.J. Maxx, Burlington
Total Retail Portfolio	15,899,000	96.4%	$21.98	$1,640,064

Sunrise Mall(4)(5)(7)	6,000	100.0%	47.43	—	77.8 acres held for redevelopment

Total Urban Edge Properties	15,905,000	96.4%	$21.99	$1,640,064
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 58,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $24.57 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) Not included in the same-property pool for the purposes of calculating same-property metrics for the quarters ended September 30, 2026 and 2025.
(6) Mortgage debt balances exclude unamortized debt issuance costs.
(7) A portion of the property is under a ground lease through 2069. Leasable area excludes 1.2 million sf as the asset is being held for future redevelopment.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the nine months ended September 30, 2026
(dollars in thousands)

2026 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
3/30/2026	The Village at Bridgewater Commons	Bridgewater	NJ	92,000	$54,325
6/25/2026	Shoppers World (Leasehold Interest)(1)	Framingham	MA	—	$10,500
7/17/2026	The Shops at West Falls Church	Falls Church	VA	85,000	$40,400

2026 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
9/2/2026	Briarcliff Commons	Morris Plains	NJ	180,000	$60,500
(1) Pertains to the acquisition of a leasehold interest in a ground lease at the property to take over as lessor for the underlying tenant.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2026
(in thousands, except square footage data)

Active Projects	Estimated Gross Cost(1)		Incurred as of 9/30/26	Target Stabilization(2)	Description and Status
Bruckner Commons (Phase A)(5)	$57,900		$48,000	2Q27	Retenanting a portion of the former Kmart box with BJ's Wholesale Club
Bruckner Commons (Phase C)(5)	17,200		11,400	3Q27	Retenanting remainder of the former Kmart box with national off-price retailers
Bruckner Commons (Phase B)(5)	12,200		9,500	1Q27	Redeveloping Toys "R" Us box with two new pads for Chick-fil-A and Chipotle
Yonkers Gateway Center (Phase C)(3)	8,400		6,000	1Q27	Redemising multiple suites for Trader Joe's and Hallmark relocation
Bergen Town Center (Phase F)(3)	8,100		3,300	4Q27	Developing new 10,000± sf pad for Tommy's Tavern + Tap
Millburn Gateway Center(3)	7,600		700	3Q27	Retenanting portion of vacant Motion Fitness with Barry's Bootcamp and small shops
Ledgewood Commons (Phase C)(3)	7,200		300	4Q28	Developing new pad for Veterinary Emergency Group and two spec tenants
Plaza at Woodbridge (Phase C)(3)	5,900		400	4Q28	Developing new 8,000± sf multi-tenant pad for Cava and small shops
Kingswood Crossing (Phase A)(3)	5,000		5,000	4Q26	Adding 17,000± sf Emblem Health (open)
Bergen Town Center (Phase G)(3)	4,100		4,000	4Q26	Adding Capon's Burgers (open) and Tatte Bakery & Cafe (open)
Woodmore Towne Centre (Phase B)(3)	3,800		300	2Q28	Developing new 4,600± sf pad for Patriot Urgent Care and Honeygrow
Hudson Mall (Phase B)(3)	3,100		700	2Q27	Retenanting former Big Lots with HomeGoods
Ledgewood Commons (Phase B)(3)	2,900		400	3Q28	Retenanting rear portion of the former At Home box with Restaurant Depot
The Outlets at Montehiedra (Phase F)(3)	2,500		1,500	4Q26	Terminated below-market 10,000± sf lease and backfilling with Coach and Bath & Body Works (open)
Woodmore Towne Centre (Phase A)(3)	1,900		700	2Q27	Developing new pad for free standing Bank of America
Ledgewood Commons (Phase A)(3)	1,700		1,000	4Q26	Developing new restaurant pad for Tommy's Tavern + Tap
Plaza at Woodbridge (Phase B)(3)	1,700		1,500	4Q27	Expanding existing ExtraSpace self-storage by 13,000± sf in vacant space
The Outlets at Montehiedra (Phase G)(3)	400		300	2Q27	Developing new pad for First Bank
Total	$151,600	(4)	$95,000

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 32. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended September 30, 2026.
(4) The estimated, unleveraged yield for total Active Projects is 12% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active Projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended September 30, 2026.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2026
(in thousands, except square footage data)

Completed Projects	Estimated Gross Cost(1)		Incurred as of 9/30/26	Stabilization(2)	Description
Manalapan Commons (Phase B)(3)	$7,500		$7,000	3Q26	Backfilled vacant Bed Bath & Beyond with Nordstrom Rack and Fidelity
Bergen Town Center (Phase H)(3)	1,600		1,600	3Q26	Retenanted vacancy with Adidas
Hudson Mall (Phase A)(3)	12,600		12,600	2Q26	Retenanted former Toys "R" Us box with Burlington
Plaza at Woodbridge (Phase A)(3)	2,000		2,000	1Q26	Retenanted 40,000 sf of former Bed Bath & Beyond with Trader Joe's and Ross Dress for Less
Totowa Commons (Phase B)(3)	1,800		1,800	1Q26	Retenanted vacant space with 27,000 sf Lidl and 18,000 sf Boot Barn
The Outlets at Montehiedra (Phase B)(3)	1,400		1,400	1Q26	Delivered new 6,000± sf pad for Texas Roadhouse
Plaza at Cherry Hill (Phase C)(3)	1,100		1,100	1Q26	Backfilled vacant space with 10,000 sf Big Blue Swim School
Totowa Commons (Phase A)(3)	5,600		5,600	4Q25	Backfilled former Bed Bath & Beyond box with Tesla
Bergen Town Center (Phase E)(3)	3,400		3,400	4Q25	Backfilled vacant Midas space with First Watch
Yonkers Gateway Center (Phase B)(3)	2,600		2,600	4Q25	Relocated Red Wing Shoes, added Dave's Hot Chicken into vacant shop space and expanded Best Buy in former Red Wing Shoes

Total	$39,600	(4)	$39,100

Future Redevelopment(5)	Location	Opportunity
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas and upgrade tenancy
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended September 30, 2026.
(4) The estimated unleveraged yield for Completed projects is 23% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of September 30, 2026 and December 31, 2025
(in thousands)

	September 30, 2026	December 31, 2025
Secured fixed rate debt	$1,640,064	$1,619,388
Unsecured variable rate debt	75,000	—
Total debt(1)	$1,715,064	$1,619,388

% Secured fixed rate debt	95.6%	100.0%
% Unsecured variable rate debt	4.4%	—%
Total	100.0%	100.0%

Secured mortgage debt	$1,640,064	$1,619,388
Unsecured debt(2)	75,000	—
Total debt(1)	$1,715,064	$1,619,388

% Secured mortgage debt	95.6%	100.0%
% Unsecured debt	4.4%	—%
Total	100.0%	100.0%

Weighted average remaining maturity on secured mortgage debt	3.0 years	3.7 years
Weighted average remaining maturity on unsecured debt	4.7 years	N/A

Total market capitalization (see page 20)	$4,318,366

% Secured mortgage debt	38.0%
% Unsecured debt	1.7%
Total debt: Total market capitalization	39.7%

Weighted average interest rate on secured mortgage debt	5.02%	5.03%
Weighted average interest rate on unsecured debt	4.88%	—%
Total debt	5.01%	5.03%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Total debt excludes unamortized debt issuance costs of $10.2 million.
(2) As of September 30, 2026, there was $75 million outstanding under our unsecured line of credit, which has a maturity date of June 28, 2030, with two six-month extension options. Borrowings under the unsecured line of credit bear interest at SOFR plus 1.00% with an annual facility fee of 0.15% based on the Company's current leverage ratio. As of September 30, 2026, the Company had obtained seven letters of credit issued under the unsecured line of credit aggregating $20.5 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. The letters of credit remain undrawn but have reduced the amount available under the unsecured line of credit commensurate with their face values.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of September 30, 2026 and December 31, 2025
(dollars in thousands)

Property	Maturity Date	Rate	September 30, 2026	December 31, 2025	Percent of Mortgage Debt at September 30, 2026
Town Brook Commons	12/1/2026	3.78%	$28,468	$28,965	1.7%
Rockaway River Commons	12/1/2026	3.78%	25,204	25,645	1.5%
Hanover Commons	12/10/2026	4.03%	57,987	58,935	3.5%
Tonnelle Commons	4/1/2027	4.18%	91,893	93,377	5.6%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.8%
Millburn Gateway Center	6/1/2027	3.97%	20,614	21,013	1.3%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.1%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.3%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	3.8%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.4%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	4.1%
Marlton Commons	12/1/2028	3.86%	34,730	35,295	2.1%
Yonkers Gateway Center	4/10/2029	6.30%	50,000	50,000	3.1%
Ledgewood Commons	5/5/2029	6.03%	50,000	50,000	3.1%
The Shops at Riverwood	6/24/2029	4.25%	20,281	20,577	1.2%
Shops at Bruckner	7/1/2029	6.00%	36,452	36,848	2.2%
Shoppers World(1)	8/15/2029	5.12%	123,600	123,600	7.5%
Greenbrook Commons	9/1/2029	6.03%	31,000	31,000	1.9%
Huntington Commons	12/5/2029	6.29%	43,326	43,704	2.6%
Bergen Town Center	4/10/2030	6.30%	285,167	287,779	17.4%
The Outlets at Montehiedra	6/1/2030	5.00%	69,739	71,412	4.3%
Montclair(2)	8/15/2030	3.15%	7,091	7,201	0.4%
Garfield Commons	12/1/2030	4.14%	37,548	38,134	2.3%
Shops at Caguas	1/31/2031	6.15%	78,784	79,983	4.8%
The Village at Waugh Chapel(3)	12/1/2031	3.76%	56,318	55,784	3.4%
Brick Commons	12/10/2031	5.20%	50,000	50,000	3.1%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	7.2%
Plaza at Woodbridge(4)	3/18/2033	5.03%	62,500	—	3.8%
Newington Commons	7/1/2033	6.00%	15,335	15,505	0.9%
Briarcliff Commons(5)	10/1/2034	—%	—	30,000	—%
Mount Kisco Commons(6)	11/15/2034	6.40%	9,027	9,631	0.6%
Total mortgage debt		5.02%	$1,640,064	$1,619,388	100.0%
Total unamortized debt issuance costs			(10,197)	(12,614)
Total mortgage debt, net			$1,629,867	$1,606,774

(1)Bears interest at SOFR plus 170 bps. The variable component of the debt is hedged with an interest rate swap agreement, fixing the rate at 5.12%, which expires at the maturity of the loan.
(2)Bears interest at SOFR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan.
(3)The mortgage payable balance includes unamortized debt mark-to-market discount of $3.7 million.
(4)Bears interest at SOFR plus 155 bps. The variable component of the debt is hedged with an interest rate swap agreement, fixing the rate at 5.03%, which expires on March 18, 2031.
(5)On September 2, 2026, the Company sold the property and the outstanding $30 million mortgage was assumed by the buyer at closing.
(6)The mortgage payable balance includes unamortized debt mark-to-market discount of $0.5 million.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of September 30, 2026
(dollars in thousands)

Year	Amortization	Balloon Payments	Unsecured Line of Credit(1)	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2026(2)	$4,139	$111,228	$—	$(193)	$115,174	4.0%	6.7%
2027	13,608	259,526	—	(774)	272,360	4.3%	15.9%
2028	13,536	122,402	—	(773)	135,165	4.4%	7.9%
2029	12,452	348,590	—	(773)	360,269	5.7%	21.0%
2030	6,668	372,252	—	(773)	378,147	5.8%	22.0%
2031	1,691	180,552	75,000	(713)	256,530	5.0%	15.0%
2032	1,607	117,200	—	(60)	118,747	3.4%	6.9%
2033	1,538	75,919	—	(60)	77,397	5.2%	4.5%
2034	1,333	—	—	(58)	1,275	6.4%	0.1%
Total	$56,572	$1,587,669	$75,000	$(4,177)	$1,715,064	5.0%	100%
	Unamortized debt issuance costs				(10,197)
	Total outstanding debt, net				$1,704,867
(1) Our $700 million unsecured line of credit matures on June 28, 2030, plus two six-month extensions at our option, to June 28, 2031.
(2) Remainder of 2026.